Exhibit 99.2

CODE OF ETHICS OF
CHINA BCT PHARMACY GROUP, INC.
APPLICABLE TO DIRECTORS, OFFICERS AND EMPLOYEES

CHINA BCT PHARMACY GROUP, INC. 道德规范准则
（适用于董事、高级管理人员及职员）

To promote the ethical conduct and integrity generally of China BCT Pharmacy Group, Inc. (the “Company”), and to promote accurate, fair and timely reporting of the Company’s financial results and condition and other information we release to the public market and include in reports we file with the Securities and Exchange Commission (the “SEC”), all directors, officers and employees of the company are bound by the following Code of Ethics, under which each agrees that he or she shall: 为从总的方面提高 China BCT Pharmacy Group, Inc. (以下简称”公司”)的道德行为和诚信度，提高公司向公众市场发布以及向证券交易委员会（”SEC”）提交的公司财务结果和营运状况和其他信息的精确性、公正性和及时性，公司的全体董事、高级管理人员及职员受到如下道德规范准则的约束，每个人均同意：

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Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships, including disclosure to the Chairman of the Audit Committee of any material transaction or relationship that reasonably could be expected to give rise to such a conflict.
诚实正直地行为，避免个人与职业之间发生实际或明显的利益冲突，包括向审计委员会主席披露可能会引起此种利益冲突的重大交易或关系。

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Be prohibited from: personally taking advantage of business opportunities that are discovered through the use of corporate property, information or his or her position with the company; using corporate property, information or his or her position for personal gain; or competing against the company while an employee.
禁止：个人利用在公司的财产、信息使用中、或本人在公司的职位上发现的商业机会；
利用公司财产、信息、或本人在公司的职位来谋求个人利益；或在公司担任职员期间与公司竞争。

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Provide information within the scope of his or her duties in a manner which promotes full, fair, accurate, timely and understandable disclosure in reports and documents that the company files with, or submits to, government agencies and in the company’s other public communications.
在工作职责范围内以一定的方式提供信息，以提高公司向政府机构提交或公司向公众呈现的报告和文件中内容的完整性、公正性、准确性、及时性和易理解性。

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Comply with rules and regulations of foreign, federal, state, provincial and local governments, and other appropriate private and public regulatory agencies, including insider trading laws.
遵守外国、联邦、州、省、地方政府及其他的适当的私立或政府管理机构的法律、法规和规定，包括内幕交易法。

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Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing one’s independent judgment to be subordinated.
行为诚信、负责、认真、胜任、勤勉，不曲解重要的事实或是允许自己的独立判断服从他人意见。

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Deal fairly with the company’s customers, suppliers, competitors and employees, and not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair dealings.
公平对待公司的客户、供应商、竞争对手和职员，不通过操纵、隐瞒、滥用特许信息、虚报重要的事实或者任何其他不公平的交易的手段而对他人不正当地利用。

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Respect the confidentiality of information acquired in the course of one’s work except when authorized or otherwise legally obligated to disclose it, and not use confidential information acquired in the course of one’s work for personal advantage.
遵守对个人工作中获得的资料的保密义务， 除非获得批准或有法律义务进行公开。不得利用在工作中获得的机密资料谋求个人利益。

●	Proactively promote and be an example of ethical behavior. 积极努力，成为遵守道德规范的表率。

●	Achieve responsible use of and control over all assets and resources employed or entrusted. 对所使用或看管的所有资产和物资有责任心。

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Promptly report to the Chairman of the Audit Committee any conduct that the individual believes to be or would give rise to a violation of law or business ethics or of any provision of this Code of Ethics or the Company’s general code of conduct.
如发现任何可导致违法、违背商业道德、违背这一道德规范或是违背公司一般行为守则的行为，迅速向审计委员会主席汇报。

It is against the company’s policy to retaliate against any employee for good faith reporting of violations of this Code.  Violations of this Code of Ethics, including failures to report potential violations by others, will be viewed as a severe disciplinary matter that may result in personnel action, including termination of employment.  Any waiver of this Code for executive officers or directors may be made only by the board of directors or an authorized committee of the board of directors and must be promptly disclosed to stockholders.  对举报不良行为的员工进行报复将违反公司的政策。违反本道德规范，包括未能举报他人的不良行为，将被视为严重违纪，人事部门将予以处罚，甚至开除。只能由董事局或董事局授权的委员会对执行官或董事决定豁免适用本规范，但必须迅速通报给股东。

If you believe that a violation of the Code of Ethics has occurred, please contact the Chairman.  如果你认为发生了违反道德规范的事件，请与董事长联系。

Dated：June 7, 2010